Exhibit 99.1

Harris Corporation Completes Sale of its CapRock Communications Business
to SpeedCast International

MELBOURNE, Florida, Jan. 3 — Harris Corporation (NYSE:HRS) has completed the previously announced sale of its CapRock Communications commercial business to SpeedCast International Limited (ASX: SDA) for $425 million in cash. Proceeds from the transaction will be used to pay down debt and return cash to shareholders.
CapRock, which was part of the company’s Critical Networks segment, is a premier global provider of managed satellite, terrestrial and wireless communications solutions for the cruise and energy markets.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in more than 100 countries and has approximately $7.5 billion in annual revenue and 21,000 employees worldwide. Learn more at harris.com.
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Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to the anticipated use of proceeds from the transaction. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risk and uncertainties, including but not limited to other potential uses of proceeds. Further information relating to factors that may impact the company’s results, future trends and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information:
Jim Burke
Harris Corporation
jim.burke@harris.com
321-727-9131